Exhibit 99.1



                            TEXAS PACIFIC LAND TRUST

                               1700 Pacific Avenue
                                   Suite 1670
                               Dallas, Texas 75201
                                     ------


      TRUSTEES:             Telephone (214) 969-5530           ROY THOMAS
   Joe R. Clark                                               General Agent
  Maurice Meyer III
  John R. Norris III                                        DAVID M. PETERSON
                                                         Assistant General Agent


                            TEXAS PACIFIC LAND TRUST

                        REPORT OF OPERATIONS - UNAUDITED

                                                                               Three Months Ended

                                                                  March 31, 2003            March 31, 2002
                                                                  --------------            --------------
  Rentals, royalties and other income....................        $       1,753,512          $    1,328,888

  Land sales.............................................                   61,685                 193,756
                                                                 ------------------         ---------------

  Total income...........................................        $       1,815,197          $    1,522,644
                                                                 ==================         ===============

  Provision for income tax...............................        $         360,463          $      301,592

  Net income.............................................        $         876,420          $      711,090

  Net income per sub-share...............................                     $.38                    $.30

  Average sub-shares outstanding during period...........                2,313,087               2,391,273

